Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:

Hector Alonso, Chief Financial Officer

Facundo Castro, Investor Relations

Impsat Fiber Networks, Inc.

Tel: 54.11.5170.6000

www.impsat.com

or

Lucia Domville/ David Serry

The Global Consulting Group

Tel: 646.284.9400

IMPSAT ANNOUNCES FULL YEAR 2006 RESULTS

April 9, 2007 – Buenos Aires, Argentina—IMPSAT Fiber Networks, Inc. (“Impsat” or the “Company”) (OTC BB:IMFN), a leading provider of integrated broadband data, Internet and voice telecommunications services in Latin America, announced its full year results for 2006. All figures are expressed in U.S. dollars.

FULL YEAR 2006 HIGHLIGHTS

•	Net Revenues posted the twelfth consecutive increase in the fourth quarter. Net Revenues for full year 2006 totaled $285.0 million, an increase of $31.0 million, or 12.2% compared to 2005.

•

EBITDA amounted to $61.1 million, or 21.5% of net revenues for the year. EBITDA increased $9.0 million or 17.3% as compared to 2005. Excluding a one time charge of $3.8 million related to a Management Incentive Plan, EBITDA would have totaled $64.9 million and EBITDA growth would have been $12.8 million, or 24.6%.

•	Capital Expenditures for 2006 totaled $35.6 million.

•	Impsat Brazil increased revenues and EBITDA by $19.2 million, or 39.9%, and $8.1 million, or 88.6%, respectively.

FULL YEAR 2006 RESULTS

Commenting on the results for the year, Impsat CEO, Ricardo Verdaguer stated: “2006 was a year of great accomplishment for Impsat. We not only increased revenues for the third consecutive year but we continued improving revenue mix towards value added services with better margins. The announcement, in October, of Global Crossing’s proposed acquisition of Impsat will bring us a whole new set of opportunities to leverage the future growth of the company”

Revenues

Net revenues during 2006 totaled $285.0 million, an increase of $31.0 million, or 12.2%, compared to 2005. All product lines increased revenues period-over-period.

¡	Broadband and Satellite revenues increased $11.8 million, or 6.8%, period-over-period, driven by higher sales of IP Services, primarily in Brazil, Peru, Venezuela and USA.

¡	Internet revenues increased 17.9% period-over-period as we increased services to corporate customers, particularly in Brazil, Colombia and Venezuela.

¡	Value Added Services revenues increased by 43.7% as compared to 2005. Growth was led by higher sales of hosting and managed services, mainly in Brazil, Chile and Colombia.

¡	Telephony revenues grew by 9.3% compared to 2005, led by higher sales to corporate customers in Peru and Brazil.

Line of Service	Twelve Months Ended (in thousands)
	31-Dec-05	31-Dec-06	Variation
Net revenues from services:
Broadband and satellite	$172,852	$184,668	$11,816	6.8%
Internet	$30,591	$36,063	$5,471	17.9%
Value added services (1)	$24,874	$35,755	$10,881	43.7%
Telephony	$24,967	$27,293	$2,326	9.3%

Total net revenues from services	$253,284	$283,779	$30,495	12.0%

Sales of equipment	$690	$1,190	$500	72.4%

Total net revenues	$253,974	$284,969	$30,994	12.2%

(1)	Includes data center services, systems integration and other information technology solutions services.

The Company’s growth in revenues over the prior year is a combination of several factors including: (a) the increased customer base; (b) cross-selling to existing and new customers; (c) bundling of existing and new services; (d) stable or improved macroeconomic conditions throughout the Latin American region; and (e) appreciation of local currencies, mainly Brazil.

Operating Expenses

Operating Expenses for 2006 totaled $284.1 million, an increase of $27.0 million, or 10.5%, compared to 2005. This increase is principally related to an $8.7 million increase in direct costs, a $10.2 million increase in salaries and wages, a $3.1 million increase in selling, general and administrative expenses, and a $5.0 million increase in depreciation and amortization charges.

Direct Costs for 2006 totaled $137.6 million, an increase of $8.7 million (or 6.7%) compared to 2005. The principal components of direct costs were as follows:

Contracted Services increased $1.6 million compared to 2005. Contracted services include installation and maintenance services. The increase is related to the expansion of Impsat´s proprietary network and customer base.

Other Direct Costs principally include provisions for doubtful accounts, licenses and other fees, sales commissions paid to salaried work force and to third-party sales representatives,

and node expenses. Other Direct Costs for 2006 increased by $6.7 million compared to 2005. The increase is related primarily to higher services delivered, an increase in energy costs, the appreciation of local currency in Brazil, and higher doubtful accounts charges – compared to a net recovery in 2005.

Leased Capacity Costs increased by $0.7 million during 2006 as compared to 2005. The increase is a consequence of higher terrestrial and international capacity costs related to greater broadband and Internet services as well as higher interconnection costs related to the growth in telephony services.

Depreciation and Amortization. Our depreciation and amortization expenses for the year ended December 31, 2006 totaled $60.3 million, an increase of $5.0 million compared to depreciation and amortization for 2005. The increase in depreciation and amortization expenses is principally due to an increase in the Company’s depreciable fixed assets and the depreciation of goods in the Company’s warehouse.

Salaries and Wages for 2006 totaled $60.8 million, $10.2 million higher than 2005. The increase is due to higher headcount and variable compensation, currency revaluation in Brazil, salary increases related to adjustments for inflation; and a one-time charge of $3.8 million recorded under the Company’s Management Incentive Plan related to Global Crossing’s proposed acquisition of Impsat. Consolidated number of employees increased from 1,208 at December 31, 2005 to 1,251 at December 31, 2006. This increase in headcount was required to sustain revenue growth in Brazil.

Selling, General and Administrative expenses totaled $25.4 million for 2006, an increase of $3.1 million compared to 2005. The increase is mostly related to higher advisory fees and higher taxes due to a tax recovery in Brazil during 2005, as well as higher insurance costs.

EBITDA

EBITDA for 2006 totaled $61.1 million, compared to $52.1 million in 2005. The $9.0 million, or 17.3%, increase in EBITDA is directly related to improved gross margin. Higher revenues and a change in revenue mix contributed positively to improve gross margin as a percentage of revenue. EBITDA represented 21.5% of Net Revenues during 2006, compared to 20.5% during 2005. Excluding a one time charge of $3.8 million related to a Management Incentive Plan, accounted in Salaries and Wages, EBITDA would have totaled $64.9 million and EBITDA growth would have been $12.8 million, or 24.6%.

Item	Twelve Months Ended (in thousands)
	31-Dec-2005	31-Dec-2006	Variation
Net Revenues	$253,974	$284,969	$30,995	12.2%
Direct Costs	$(128,909)	$(137,603)	$(8,693)	6.7%
Salaries & Wages	$(50,597)	$(60,828)	$(10,230)	20.2%
S,G&A	$(22,335)	$(25,394)	$(3,059)	13.7%

EBITDA	$52,133	$61,145	$9,012	17.3%
As % of Net Revenues	20.5%	21.5%

Interest Expense

Net interest expense for the year ended December 31, 2006 totaled $31.0 million. Our net interest expense for 2006 increased by $0.1 million (or 0.2%) compared to the net interest expense for 2005. Commencing on March 26, 2005, the effective interest rate on our subsidiaries’ senior indebtedness increased from 6% per annum to 10% per annum. In connection with the amendment of $107.3 million in outstanding principal amount of this indebtedness in July 2005, the interest rate on such indebtedness was further increased to 12% per annum. Our indebtedness as of December 31, 2006 totaled $241.2 million, as compared to $248.1 million as of December 31, 2005, as a result of principal payments of $14.7 million, offset by an increase in the principal amount of our indebtedness of $7.0 million and the revaluation effect on new debt obtained by our subsidiaries for $0.7 million.

Effect of Foreign Exchange Losses and Gains

Impsat recorded a net gain on foreign exchange for 2006 of $7.0 million, principally due to the impact of an appreciation of the Brazilian Real on the book value of monetary assets and liabilities in Brazil. This compares to a net gain on foreign exchange of $10.1 million for the same period of 2005.

Net Loss

For the twelve months ended December 31, 2006, the Company recorded a net loss of $35.1 million, compared to a net loss of $35.6 million during 2005. The decrease in net loss is principally explained by an increase in EBITDA, partially offset by an increase in depreciation and amortization expenses and a lower gain on foreign exchange.

Liquidity and Capital Resources

Cash and cash equivalents at December 31, 2006 were $21.3 million. This compares to cash and cash equivalents of $24.1 million at December 31, 2005. The decrease in cash is principally related to the repayment of debt.

Total indebtedness as of December 31, 2006 was $241.2 million as compared to $248.1 million on December 31, 2005. Of the total indebtedness at December 31, 2006, $36.5 million was short-term debt and the current portion of long-term debt, while the other $204.7 million represented long-term debt.

Non-GAAP Financial Measures

The Company presents EBITDA as a supplemental measure of performance because it believes that EBITDA provides a more complete understanding of our operating performance before the impact of investing and financing transactions. EBITDA and EBITDA margins are among the more significant factors in management’s evaluation of Company-wide performance. EBITDA can be computed by adding depreciation and amortization to operating income (loss), excluding gains on extinguishment of debt. The reconciliation of EBITDA to Operating Income (Loss) is presented in Appendix I Supplemental Financial Information in this Press Release. EBITDA (earnings before interest, taxes, depreciation, amortization, and non-recurring items) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted in the United States such as operating income or net income, nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Moreover, our method for calculating EBITDA may differ from the method utilized by other companies and therefore comparability may be limited.

* * *

IMPSAT Fiber Networks, Inc. is a leading provider of private telecommunications network and Internet services in Latin America. We offer integrated data, voice, data center and Internet solutions, with an emphasis on broadband transmission, including IP/ATM switching, DWDM, and non-zero dispersion fiber optics. We provide telecommunications, data center and Internet services through our networks, which consist of owned fiber optic and wireless links, teleports, earth stations and leased satellite links. We own and operate 15 metropolitan area networks in some of the largest cities in Latin America, including Buenos Aires, Bogotá, Caracas, Quito, Guayaquil, Rio de Janeiro and São Paulo. The Company has also deployed fourteen facilities to provide hosting services. Impsat currently provides services to more than 4,300 national and multinational companies, financial institutions, governmental agencies, carriers, ISPs and other service providers throughout the region. We have operations in Argentina, Colombia, Brazil, Venezuela, Ecuador, Chile, Peru and the United States and also provide our services in other countries in Latin America. Visit us at www.impsat.com

Some of the statements in this report constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to our operations that are based on our current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “in our view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements include but are not limited to:

•	our expectations and estimates as to maintenance and growth of our Broadband Network, and

•	future financial performance, including growth in sales and income.

Factors that could cause our actual results to differ materially from those expressed in any forward-looking statements we make include, among others:

•	factors affecting our performance and financial conditions

•	the availability and terms of additional capital to fund our continuing efforts

•	adequacy of cash from operations for our future liquidity and working capital needs

•	inaccuracies in our forecasts of customer or market demand

•	loss of a customer that provides us with significant revenues

•	highly competitive market conditions

•	changes in or developments under laws, regulations and licensing requirements

•	changes in telecommunications technology

•	currency fluctuations, and

•	changes in economic conditions in the Latin American countries where we operate.

In addition, risks and uncertainties related to our proposed acquisition by Global Crossing include our not being able to complete the proposed transaction, failure to obtain regulatory or other required approvals or to satisfy other closing conditions, including the possibility of the occurrence of an event that could constitute a Material Adverse Effect as defined in the Agreement and Plan of Merger.

These factors should not be construed as exhaustive. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. As noted above, these forward-looking statements speak only as of the date when they are made. We caution the reader that the factors we have identified above may not be exhaustive. We operate in a continually changing business environment, and new factors that may affect our forward-looking statements emerge from time to time. The company does not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements herein is contained in the company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting Impsat or the SEC.

(Tables to Follow)

PART I

FINANCIAL INFORMATION

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (SUCCESSOR COMPANY)

AS OF DECEMBER 31, 2005 AND 2006

(In thousands of U.S. Dollars, except share amounts)

	2005	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,070	$21,315
Trade accounts receivable, net	35,812	41,708
Other receivables	10,784	11,535
Prepaid expenses	2,824	3,399

Total current assets	73,490	77,957

PROPERTY, PLANT AND EQUIPMENT, Net	309,892	294,748

OTHER NON-CURRENT ASSETS	16,161	14,836

TOTAL ASSETS	$399,543	$387,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable- trade	$46,080	$53,902
Short- term debt	2,168	839
Current portion of long-term debt	17,604	35,516
Current portion of deferred revenue	—	1,889
Interest payable	10,453	8,416
Accrued and other liabilities	34,867	52,488

Total current liabilities	111,172	153,050
LONG-TERM DEBT, Net	228,331	204,714
DEFERRED REVENUE, Net	—	7,169
OTHER LONG-TERM LIABILITIES	16,295	12,203

Total liabilities	355,798	377,136

COMMITMENTS AND CONTINGENCIES (NOTE 13)

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares outstanding as of December 31, 2005 and 2006	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized 10,116,100; and 10,120,685 shares issued and outstanding as of December 31, 2006 and 2005, respectively (including 50,000 restricted shares held in the 2003 Stock Incentive Plan as of December 31, 2005)	101	101
Additional paid in capital	90,653	90,985
Accumulated deficit	(40,990)	(76,633)
Deferred stock-based compensation	(440)	—
Accumulated other comprehensive loss	(5,579)	(4,048)

Total stockholders’ equity	43,745	10,405

TOTAL	$399,543	$387,541

IMPSAT FIBER NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006

(In thousands of U.S. Dollars, except per share amounts)

	2004	2005	2006
NET REVENUES:
Broadband and satellite	$161,964	$172,852	$184,668
Internet	26,125	30,591	36,063
Value added services	16,674	24,874	35,755
Telephony	21,673	24,967	27,293
Sales of equipment	1,279	690	1,190

Total net revenues	227,715	253,974	284,969

COSTS AND EXPENSES:
Direct costs:
Contracted services	21,285	24,379	25,935
Other direct costs	20,647	28,909	35,573
Leased capacity	67,632	74,990	75,724
Cost of equipment sold	963	631	371

Total direct costs	110,527	128,909	137,603
Salaries and wages	46,339	50,597	60,828
Selling, general and administrative	23,581	22,335	25,394
Gain on extinguishment	(115)
Depreciation and amortization	44,797	55,324	60,309

Total costs and expenses	225,129	257,165	284,134

Operating income (loss)	2,586	(3,191)	835

OTHER INCOME (EXPENSE):
Interest income	1,136	1,433	943
Interest expense	(21,106)	(32,394)	(31,975)
Net gain on foreign exchange	5,804	10,131	7,049
Other income (expense), net	840	(7,735)	(8,238)

Total other expense	(13,326)	(28,565)	(32,221)

Loss before income taxes	(10,740)	(31,756)	(31,386)
Provision for foreign income taxes	(3,479)	(4,492)	(4,257)

NET LOSS	$(14,219)	$(36,248)	$(35,643)

NET LOSS PER COMMON SHARE:
BASIC	$(1.42)	$(3.61)	$(3.52)

DILUTED	$(1.42)	$(3.61)	$(3.52)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:

BASIC	9,994	10,054	10,121

DILUTED	9,994	10,054	10,121

Appendix I

SUPPLEMENTAL FINANCIAL INFORMATION

Reconciliation of EBITDA to Operating Income (Loss)

	Twelve months ended
	30-Dec-05	30-Dec-06
EBITDA	$52,133	$61,145
Depreciation and Amortization	$(55,324)	$(60,309)
Operating Income (Loss)	$(3,191)	$835